NEW ONLINE LOTTERY GAMING CHANNEL PARTNER SITE WITH TV3 -IRELANDS ONLY INDEPENDENT COMMERCIAL TELEVISION STATION

DUBLIN, June 15 -- New Media Lottery Services, Inc. (OTC Bulletin Board: NWMD) (“NMLS”), the lottery content and systems provider announced a new 2 year channel partnership agreement with TV3, Ireland’s independent commercial television station for its client lottery site, RehabBingo.com.

The channel partnership deal is comprised of an integrated lottery/bingo presence on the award winning TV3.ie web site as well as television advertising and promotion. This marks the second in a number of channel partner deals for RehabBingo.com across the Irish market to solidify its status as Ireland’s leading online lottery and gaming site.

The site will allow TV3.ie users and TV3 viewers access to RehabBingo.com’s online gaming products with exclusive lottery games and promotions. The RehabBingo.com site has enjoyed tremendous success to date.

Commenting on the launch NMLS CEO John Carson said, “TV3 is a progressive consumer brand in the Irish media landscape. This channel partnership combines the strength of the TV3 brand with RehabBingo.com, Ireland’s leading online lottery and gaming site. This is the second white label channel partner that has committed to developing and expanding RehabBingo.com in Ireland through a two year agreement. This investment by NMLS will allow for further digital lottery game developments for both Ireland and across European markets.”

Commenting on the launch TV3’s Pat Kiely (Commercial Director) said, “TV3 is committed to the development of its award winning web site TV3.ie. By providing relevant content and developing strong brand partners such as RehabBingo.com the website enhances and extends its television presence. It allows cross platform promotion to deliver its audience a complete entertainment package. The channel partnership provides TV3.ie with a new and dynamic revenue model beyond traditional online advertising and allows it more interaction with site users through lottery promotions and competitions.”

Enquiries:

New Media Lottery Services	(1) 540 437 1688
John Carson
www.nmlsinc.com

About New Media Lottery Services, Inc.:
New Media Lottery Services, Inc. (OTC Bulletin Board: NWMD) supplies lotteries with a white label lottery system, games and management support to develop new income streams from digital lottery product distribution, including the internet, mobile telephony, interactive television and digital vending. NMLS secures long-term contracts with lottery clients and shares in the net win from these partners.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking information about the Company’s operating results and business prospects that involve substantial risks and uncertainties.  Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “could,” “would,” and similar expressions.  Because these forward-looking statements are subject to a number of risks and uncertainties, the Company’s actual results could differ materially from those expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2008 and its quarterly report on Form 10-Q for the three months ended January 31, 2009 filed with the United States Securities and Exchange Commission and available at www.sec.gov.  The Company assumes no obligation to update any such forward-looking statements.